Release:    Immediate        February 15, 2019

Canadian Pacific announces filing of 2018 Form 10-K

Calgary, AB - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announced today that it has completed the filing of its 2018 Form 10-K, including the annual audited financial statements and management's discussion and analysis, with the U.S. Securities and Exchange Commission and Canadian securities regulators. A copy of the Form 10-K is available at investor.cpr.ca.

Shareholders may request a printed copy of the complete 2018 audited financial statements, free of charge, by email to shareholder@cpr.ca or by regular mail to Shareholder Services, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Jeremy Berry
Tel: 403-319-6227
Jeremy_Berry@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
Tel: 403-319-3591
investor@cpr.ca